Exhibit 5.1

May 5, 2022

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, TX 78701

Re:	Registration Statement on Form S-1

Registration No. 333 – 264347

Ladies and Gentlemen:

We have acted as counsel to Digital Brands Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-264347) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2022 (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), in connection with the public offering (the “Offering”) by the Company of (i) up to 40,000,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), including up to 6,000,000 shares that may be sold pursuant to the underwriters’ over-allotment option, of the Company; and (ii) the underwriters’ warrants to purchase shares of Common Stock (the “Warrant Shares”) that will be issued by the Company to the underwriters of the Offering (the “Underwriters’ Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Sixth Amended and Restated Certificate of Incorporation of the Company dated May 18, 2021, filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iii) the form of Underwriting Agreement, in the form proposed to be entered into between the Company and Alexander Capital, L.P., as the representative of the underwriters (the “Representative”), in the form filed as Exhibit 1.1 to the Registration Statement; (iv) the form of Underwriters’ Warrants in the form filed as Exhibit 4.3 to the Registration Statement, (v) resolutions of the board of directors of the Company with respect to the Offering; and (vi) the Registration Statement.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Brands Group, Inc.

May 5, 2022

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

We have also assumed that (i) the Shares, and Underwriters’ Warrants will be issued and sold as described in the Registration Statement and the Underwriting Agreement, and (ii) shares of Common Stock of the Company will remain authorized and available for issuance upon exercise of the Underwriters’ Warrants.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.        The Shares have been duly authorized, and when issued and sold by the Company in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

2.       The Warrant Shares have been duly authorized and, when issued and sold by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Underwriters’ Warrants, will be validly issued, fully paid and non-assessable.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Brands Group, Inc.

May 5, 2022

3.       The Underwriters’ Warrants when duly executed and delivered by the Company in accordance with the Underwriting Agreement and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Underwriters’ Warrants will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed in this opinion letter are limited to (i) with respect to opinion paragraphs 1 and 2, the General Corporation Law of the State of Delaware, and (ii) with respect to opinion paragraph 3, the internal laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the enforceability of the Underwriters’ Warrants, opinion paragraph 3 above is subject to the following qualifications:

(a)            the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (including, without limitation, applicable state and federal laws relating to fraudulent or voidable transfers) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting, or affecting the enforcement of creditors’ rights generally;

(b)            the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and limitations imposed by applicable federal or state securities laws;

(c)            limitations imposed by applicable law or public policy on the enforceability of the indemnification and/or contribution provisions of the Underwriters’ Warrants;

(d)            the net impact or result of any conflict of laws between or among laws of competing jurisdictions;

(e)            the unenforceability, under certain circumstances, of contractual provisions respecting various self-help or summary remedies, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Digital Brands Group, Inc.

May 5, 2022

(f)            the effects of the implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, commercial reasonableness; and

(g)            the enforceability of provisions in the Underwriters’ Warrants to the effect that the terms of the Underwriters’ Warrants not be waived or modified except in writing may be limited under certain circumstances.

We express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or jurisdiction; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing evidentiary requirements, statutes of limitation, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) provisions authorizing or validating conclusive or discretionary determinations; (e) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (f) provisions that waive the right of a party to object to jurisdiction or venue, or to assert any defense based on lack of jurisdiction or venue; or any provision purporting to waive the right to a jury trial.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP

Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.